[GRAPHIC OMITTED]                                              Compliance Manual
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[GRAPHIC OMITTED] Staff Ethics ("Code of Ethics")

4.1 PERSONAL ACCOUNT DEALING POLICY (THE "PA POLICY")

4.1.1 Principle

All relevant persons, when transacting securities and futures contracts for themselves ("personal investment"), must give their clients priority and avoid conflicts of interest. Personal investment for speculative purposes is discouraged.

4.1.2 Scope of application

"Relevant person" means any staff members (other than contract staff members with a contract term of less than 3 months. For the avoidance of doubt, contract staff members with a 3 calendar month contract or longer will still be subject to the PA Policy), or executive directors of HGI, or any persons over whom they exercise control and influence (including but not limited to spouse and children under the age of 18 living in the same household).

"Access person" means a relevant person:

o who has access to nonpublic information regarding any clients' purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any accounts issued or managed by HGI, or

o who is involved in making securities recommendations to clients, or who has access to such recommendations that are nonpublic.

For the purpose of the PA Policy, all relevant persons are currenlty presumed to be access persons.

Unless otherwise exempted by the Policy, personal investment is construed as securities and futures contracts as defined under the Securities and Futures Ordinance, and include shares, stocks, futures, options, funds (including exchange traded funds ("ETFs")), interests in collective investment scheme, debentures, loan stocks, bonds, notes or their derivatives.

4.1.3 Personal investment not covered by the PA Policy

(1) Authorised collective investment scheme (excluding ETFs)

Collective investment schemes (excluding ETFs) authorised by the SFC of Hong Kong or the relevant regulators of the recognised jurisdictions for distribution to the public are not covered by the PA Policy (see Appendix 2 for the list of recognised jurisdictions), except for those:

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o    issued or managed by HGI, in which case the relevant persons must seek pre-clearance prior to buying or selling securities of such entities. It must be specifically noted that this includes any investments in US funds managed by HGI.

o issued or managed by Harvest Fund Management Co. , Ltd ("HFM " ), in which case the relevant persons should follow the relevant requirements as prescribed by HFM from time to time.

4.1.4   Personal investment exempted from pre-clearance  under the PA Policy

The following are exempted from the pre-clearance requirements prescribed in 4.1.5(2) of the PA Policy. For the avoidance of doubt, all other requirements of the PA Policy will still apply,

(1) Accounts with no investment control

Securities held in accounts over which the relevant person has no direct or indirect influence or control. Relevant persons should provide a copy of the investment management agreement in this connection to the Compliance Department for record.

(2) Automatic investment plan

A program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

4.1.5 PA Policy's requirementso

(1) Relevant persons are required to disclose their existing outside broking account(s) and/or personal investment holdings within 14 days upon joining HGI (Appendix 3) and at least quarterly thereafter (Appendix 4);

(2) Relevant persons are required to obtain prior written permission for personal account dealing from the Compliance Department (and in their absence, the Group Chief Compliance Officer or their delegate) by completing the Personal Account Dealing Approval Form (Appendix 5). The permission should be valid for the current day, and be subject to the following constraints:

o Relevant persons may not buy or sell an investment ("PA trade") on a day in which HGI has a pending "buy" or "sell" order in the same investment until that order is executed or withdrawn;

o Access persons may not buy or sell an investment for their personal account where there was a client transaction for the same security within 7 calendar days before the PA trade;

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     or in case that the Portfolio Manager expects that there will be a client transaction for the same security within 7 calendar days after the proposed PA trade. (For the avoidance of doubt, the execution of a PA trade will not prohibit any further client transaction for the same security in the next 7 calendar days. When Compliance Department checks with the Portfolio Manager of an intended PA trade, the Portfolio Manager is only required to respond in respect of their prevailing investment intention. Compliance Department will review PA trades on a regular basis for possible front running activities. );

o Access persons may not buy or sell an investment for their personal account within 7 calendar days before (if the access person is aware of a forthcoming recommendation) or after a recommendation on that investment is made or proposed by HGI;

o    Cross trades between relevant persons and clients are prohibited;

o    Short-selling of any securities is prohibited;

o Relevant persons are prohibited from participating in initial public offers available to clients of HGI or its connected persons, and should not use their positions to gain access to IPOs for themselves or any other person (except with the prior approval of both the CEO and the Compliance Department in cases whereby the IPO is in Hong Kong, and that the issue size is so substantial that any PA trades will not have any likely effect on the results of allocation. In those circumstances, relevant persons are only allowed to subscribe through the public offering tranche, but not the international placement tranche. All securities subscribed through IPOs should be held for at least 30 calendar days from the date of listing. ) For the avoidance of doubt, all purchases of IPOs must be pre-cleared by the CEO and the Compliance Department.

(3) Relevant persons are required to hold all personal investments for at least 30 calendar days, unless prior written approval of the Compliance Department is given for an earlier disposal. PA trades of securities with a maturity date of less than 30 calendar days are not allowed.

(4) Relevant persons are required to obtain approval from the Compliance Department for opening of outside broking accounts, and ensure that copies of records and statements of personal transactions entered into by them are submitted to HGI.

(5) Relevant persons are not permitted to delay settlement of personal transactions beyond the normal settlement time for the relevant market.

(6) PA trades on margin (except for futures contracts) are not allowed.

(7) No PA trade will be allowed regarding listed companies put on the "black list" or "restricted trading list" (see 5.3.5) .

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4.2 RECEIPT AND PROVISION OF BENEFITS

In order to strengthen the preventive measures of moral hazard, avoid conflict of interest or being perceived as improperly receiving benefits of any kind, HGI staff members may not accept (offer) benefits or entertainment from (to) a person they know solely in their professional capacity except in accordance with this policy.

No gift, benefit or entertainment may be offered to or received from an existing or prospective client, counterparty, consultant, broker, vendor or other service provider ("Business Partner") if it meets any of the criteria below:

o Is so frequent or excessive or of a type that raises any questions of impropriety or inappropriateness;

o    Is inconsistent with customary business practice;

o    Can be construed as an improper inducement, bribe or payoff;

o    May improperly influence a staff member's judgement; or

o    May be a violation of any local laws or regulation

Ordinary and usual business entertainment must be attended by both parties, the giver and the recipient.

Staff members are prohibited from giving or receiving cash or cash convertibles and from soliciting gifts or anything of value for their own benefit in return for business, service or information that is proprietary or confidential to HGI or its Business Partners.

When receiving benefits or entertainment with face value exceeding HKD1,500, the staff member should obtain prior approval (or as soon as possible after receiving the benefits) by the Department Head and the Compliance Department (via email stating the type of benefits, face value, entity/individual providing the benefits and their relationship with HGI) and report to HGI senior management. If under special circumstances that such approval/reporting has not been obtained/arranged, a written explanation has to be provided as soon as possible.

Prior approval from the Department Head and the Compliance Department should be obtained for provision of benefits and entertainment with face value exceeding HKD1,500, including hospitality, significant travelling and accommodation payments, etc. (via email stating the type of benefits, face value, entity/individual receiving the benefits and their

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relationship with HGI) and the same should be reported to HGI senior management. If under special circumstances that such approval/reporting has not been obtained/arranged, a written explanation has to be provided as soon as possible.

Adult entertainment is strictly prohibited. HGI should not pay for a Business Partner's guest or spouse without prior consultation with the Compliance Department. The guest or spouse of HGI staff member should not receive entertainment or benefits in relation to the staff member's capacity as HGI staff member.

Staff members should declare quarterly regarding benefits received or provided exceeding the above limits (Appendix 4).

Anti bribery: Staff members must not accept or offer bribes of any kind. HGI will take serious disciplinary action once discovered. HGI will report the case to the Hong Kong Independent Commission Against Corruption or other enforcement authorities for cases which involve breach of the Prevention of Bribery Ordinance or other Hong Kong legislations.

Public and Government Officials: In general, gifts given to or received from government representatives, as well as their spouses and family members, are prohibited regardless of cost or monetary value. Any exceptions require advance approval from the Compliance Department. Entertainment provided to or received from public officials requires advance approval from Compliance Department. Staff members should be aware that "government officials" can include employees or associates of state-owned enterprises.

Conferences and events sponsored or co-sponsored by HGI must be pre-approved by Compliance Department. Attendees are normally expected to pay for their own transportation and accommodation. Exceptions may be sought with senior management and Compliance Department. When HGI staff members are attending an event sponsored by a third party, HGI is expected to pay for the staff members' travel and accommodation.

Required approvals of gifts and entertainment provided to or received from Business Partners must be supported by evidence and logged. The Compliance Department is responsible for maintaining the register in this connection.

All gifts given / received by any employee should be logged in HGI's gift log, a copy of which is

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administrated by the reception and maintained by Chief Compliance Officer.

Tickets and entertainment should also be logged in the gift log, even if the vendor is present at the event.

The gift and entertainment log should be consolidated and reviewed on a monthly basis to identify any repetitive pattern of gifts and entertainment given or received by a particular employee or for any items that appear to be inappropriate or excessive.

4.3 OUTSIDE EMPLOYMENT

If staff member is a director or wishes to become a director of a corporation/a partner of a partnership or other business (including charitable or not-for-profit activities) that is not affiliated to HGI, or to take up any other form of outside employment, this must be notified to and approved by the Human Resources Department and the Compliance Department. For the avoidance of doubt, outside activities includes situations where an employee serves as a member of a board on a charitable or not-for-profit organization.

Generally, staff members will not be approved for any form of outside directorship or employment if, in HGI judgement, it may lead to a conflict of interest or if it has an impact on the staff member's job performance.

All staff members are required to submit a written request to the Compliance Department prior to engaging in any outside business activities. Compliance Department must be informed of all outside business interests, even when they are not customer related.

The Compliance Department will review the request and if necessary, impose conditions or limitations or prohibit the activity completely. The Compliance Department will document and keep records of this process.

Staff members are required to disclose the above within 14 days upon joining HGI (Appendix 3) and at least quarterly thereafter (Appendix 4).

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           APPENDIX 1A -- ANNUAL CERTIFICATION REGARDING ADHERENCE TO
                      COMPLIANCE MANUAL AND CODE OF ETHICS

     I hereby certify that, since the later of (1) the date on which I was first provided with a copy of the Compliance Manual and Code of Ethics of HGI and (2) the date of the last certification I made to HGI regarding my compliance with the policies and procedures set forth in the Compliance Manual and Code of Ethics, I have complied in all material respects with all of the policies and procedures set forth in the Compliance Manual (including but not limited to those relating to political contributions/Pay to Play personal trading, gifts, benefits and entertainment and AML) and Code of Ethics, and in all updates to the Compliance Manual and Code of Ethics, distributed to me by or under the authority of HGI's Chief Compliance Officer as well as HGI Form ADV, except as follows (if no exceptions apply, please check the following box ; if exceptions apply please describe below):

                    Name: __________________________________
                    Signature:______________________________
                    Date:___________________________________

Exceptions:

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                   DISCLOSURE QUESTIONNAIRE AND CERTIFICATION

Please carefully review and answer each Item listed below. If you have any questions regarding how a specific Item should be answered, please discuss your questions with the Chief Compliance Officer as soon as possible. Please note that italicized terms used in this questionnaire are defined in Part I of Form ADV or the instructions thereto.

[IF THE ANSWER TO ALL OF THE ITEMS LISTED BELOW IS "NO", YOU MAY SIMPLY CHECK THE FOLLOWING BOX, (LEAVE ALL THE OTHER ITEMS BLANK) AND SIGN THE CERTIFICATION
BELOW:

[ ]

     A.   In the past ten years, have you:                         YES       NO

          (1)  been convicted of or pled guilty or nolo
               contendere ("no contest") in a domestic,
               foreign, or military court to any
               FELONY?                                             [ ]       [ ]

          (2)  been CHARGED with any FELONY?                       [ ]       [ ]

        YOU MAY LIMIT YOUR RESPONSE TO ITEM A(2) TO CHARGES
        THAT ARE CURRENTLY PENDING

     B.   In the past ten years, have you:

          (1)  been convicted of or pled guilty or nolo
               contendere ("no contest") in a domestic,
               foreign, or military court to a MISDEMEANOR
               involving: investments or an INVESTMENT-RELATED
               business, or any fraud, false statements, or
               omissions, wrongful taking of property, bribery,
               perjury, forgery, counterfeiting, extortion, or
               a conspiracy to commit any of these offenses?       [ ]       [ ]

          (2)  been CHARGED with a MISDEMEANOR listed in Item
               B(1)?                                               [ ]       [ ]

        YOU MAY LIMIT YOUR RESPONSE TO ITEM B(2) TO CHARGES
        THAT ARE CURRENTLY PENDING

     C.   Has the SEC or the Commodity Futures Trading
          Commission (CFTC) ever:

          (1)  FOUND you to have made a false statement or
               omission?                                           [ ]       [ ]

          (2)  FOUND you to have been INVOLVED in a violation
               of SEC or CFTC regulations or statutes?             [ ]       [ ]

          (3)  FOUND you to have been a cause of an
               INVESTMENT-RELATED business having its
               authorization to do business denied, suspended,
               revoked, or restricted?                             [ ]       [ ]




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          (4)  entered an ORDER against you in connection
               with INVESTMENT-RELATED activity?                   [ ]       [ ]

          (5)  imposed a civil money penalty on you, or
               ORDERED you to cease and desist from any
               activity?                                           [ ]       [ ]

     D. Has any other federal regulatory agency, any state regulatory agency, or any FOREIGN FINANCIAL
          REGULATORY AUTHORITY:

          (1)  ever FOUND you to have made a false statement
               or omission, or been dishonest, unfair, or
               unethical?                                          [ ]       [ ]

          (2)  ever FOUND you to have been INVOLVED in a
               violation of INVESTMENT-RELATED regulations
               or statutes?                                        [ ]       [ ]

          (3)  ever FOUND you to have been a cause of an
               INVESTMENT- RELATED business having its
               authorization to do business denied,
               suspended, revoked, or restricted?                  [ ]       [ ]

          (4)  in the past ten years, entered an ORDER
               against you in connection with an
               INVESTMENT-RELATED activity?                        [ ]       [ ]

          (5)  ever denied, suspended, or revoked your
               registration or license, or otherwise prevented
               you, by order, from associating with an
               INVESTMENT-RELATED business or restricted your
               activity?                                           [ ]       [ ]

     E. Has any SELF-REGULATORY ORGANIZATION or commodities exchange ever:

          (1)  FOUND you to have made a false statement or
               omission?                                           [ ]       [ ]

          (2)  FOUND you to have been INVOLVED in a violation
               of its rules (other than a violation designated
               as a "MINOR RULE VIOLATION" under a plan approved
               by the SEC)?                                        [ ]       [ ]

          (3)  FOUND you to have been the cause of AN
               INVESTMENT-RELATED business having its
               authorization to do business denied,
               suspended, revoked, or restricted?                  [ ]       [ ]

          (4)  disciplined you by expelling or suspending you
               from membership, barring or suspending you from
               association with other members, or otherwise
               restricting your activities?                        [ ]       [ ]

     F.   Has an authorization to act as an attorney,
          accountant, or federal contractor granted to you
          ever been revoked or suspended?                          [ ]       [ ]

     G.   Are you or any ADVISORY AFFILIATE now the subject of
          any regulatory PROCEEDING that could result in a "yes"
          answer to any part of Item C., D., or E.?                [ ]       [ ]

     H.   (1) Has any domestic or foreign court:




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               (a)  in the past ten years, ENJOINED you in
                    connection with any INVESTMENT-RELATED
                    activity?                                      [ ]       [ ]

               (b)  ever FOUND that you were INVOLVED in a
                    violation of INVESTMENT-RELATED statutes
                    or regulations?                                [ ]       [ ]

               (c)  ever dismissed, pursuant to a settlement
                    agreement, an INVESTMENT-RELATED civil
                    action brought against you by a state or
                    FOREIGN FINANCIAL REGULATORY AUTHORITY?        [ ]       [ ]

          (2)  Are you now the subject of any civil PROCEEDING
               that could result in a "yes" answer to any part
               of Item H(1)?                                       [ ]       [ ]

If you answered "yes" to any of the above Items, further information will be requested.

I agree that if any of the statements or representations made herein become untrue or inaccurate, I will immediately notify the Compliance Officer.

I certify that the information contained in this form is complete and accurate.

Signature_________________________

Print Name: ______________________

Date _____________________________


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APPENDIX 2: RECOGNISED JURISDICTIONS

o    Australia

o    France

o    Germany

o    Guernsey

o    Ireland

o    Isle of Man

o    Jersey

o    Luxembourg

o    People' s Republic of Chinao Malaysia

o    Taiwan

o    United Kingdom

o    United States of America

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APPENDIX 3: COMPLIANCE INITIAL DECLARATION FORM

To: Harvest Global Investments Limited

In accordance with the Personal Account Dealing Policy, I ______________________ declare that I (and any persons over whom I exercise control and influence) *do not hold any broking accounts for personal investment/hold the following outside broking accounts for personal investment:

--------------------------------------------------------------------------------
Name of account      Name of external      Account number      Account category
    holder                broker
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

I (and any persons over whom I exercise control and influence) currently *do not hold any personal investment/hold the following personal investment:

--------------------------------------------------------------------------------
     Name of                     Category of                    Quantity of
personal investment         personal investment            personal investment
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

I declare that I *do not hold any outside directorship, employment or business interest/(intend to) hold the following outside directorship/employment/business interest*.

--------------------------------------------------------------------------------
Name of the entity               Business nature               Effective date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Staff member's signature:

Date:

* Please delete where inapplicable.


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APPENDIX 4: COMPLIANCE QUARTERLY DECLARATION FORM

To: Harvest Global Investments Limited

Staff Name: [                       ]
Title/ Department: [                ]
Declaration period: [ ] Quarter 20[ ]


SECTION A -- PERSONAL ACCOUNT DEALINGTransactions [to be provided by the Compliance Department based on Compliance's records]

------------------------------------------------------------------------------------------------
Trade Date      Securities      Quantity (buy/sell)      Name of external      Approval from
                                                         broker                Compliance
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

Holdings [to be provided by the Compliance Department based on Compliance's records]

------------------------------------------------------------------------------------------------
Name of external broker      Securities      Quantity      All statements received by
                                                           Compliance
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

In accordance with the Personal Account Dealing Policy (the "Policy"), I declare that, during the above declaration period and in relation to myself and any persons over whom I exercise control and influence:

o I/we do not hold any broking accounts for personal investment other than those listed above;

o    the above transaction and holding records are complete and accurate; and

o I/we have not conducted any personal account dealing in which prior written permission has not been sought under the Policy (unless such dealing is otherwise not covered by the Policy).

SECTION B -- OUTSIDE DIRECTORSHIP, EMPLOYMENT OR BUSINESS INTEREST

[To be provided by the Compliance Department based on Compliance's records]

--------------------------------------------------------------------------------
Name of the entity               Business nature               Effective date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

I declare that, for the declaration period, the above records of outside directorship, employment and business interest are complete and accurate.

SECTION C -- RECEIPT OR PROVISION OF BENEFITS

I confirm that I have/have not(*) received any gifts, benefits or entertainment of face value greater than HKD1,500 and/or provided any gifts, benefits or entertainment of face value greater than HKD1,500, which have not been otherwise declared previously.

SECTION D -- PAY TO PLAY

I confirm that I have/have not(*) complied with the policies and procedures set forth in the Compliance Manual relating to political contributions/Pay to Play, and in particular, have/have not(*) made any political contribution

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to a political party based in the USA or conduct any meetings or conversations with known members of governments or political parties, which have not been otherwise declared previously.

SECTION E -- TRAINING (ANNUAL DECLARATION ONLY)

I confirm that I have/have not(*) complied with the continuous professional training ("CPT") training requirement during the calendar year for each regulated activity I engage.

Staff member's signature:

Date:

* Please delete where inapplicable. If "Yes" to the above declaration, please provide the reason for non-declaration.


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APPENDIX 5: PERSONAL ACCOUNT DEALING APPROVAL FORM

                       HARVEST GLOBAL INVESTMENTS LIMITED

                     PERSONAL ACCOUNT DEALING APPROVAL FORM

Employee Name: ____________________________         Date: ______________________

--------------------------------------------------------------------------------
ORDER DETAILS
--------------------------------------------------------------------------------
BUY/
SELL           COUNTER        (Country)           QUANTITY             BROKER
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------

Note: For IPOs, to route to CEO for approval.

-------------------------------------------------------------------------------------------------------
COMPLIANCE CHECK
-------------------------------------------------------------------------------------------------------
Restricted Lists        Is the security within HGI's Restricted List?       Yes/No
                                                                            Compliance Sign-off:
-------------------------------------------------------------------------------------------------------
Outstanding Client      Is there a pending order for this security?         Yes/No
Trades                                                                      Trader Sign-off:

-------------------------------------------------------------------------------------------------------
Access persons          Has the security been traded within the past 7      Yes/No
                        calendar days?                                      Compliance Sign-off:

                        -------------------------------------------------------------------------------
                        Will the security be traded within the next 7       Yes/No
                        calendar days?                                      Fund Manager Sign-off:
                        -------------------------------------------------------------------------------
                        Is there an investment recommendation for the       Yes/No
                        security within the past 7 calendar days?           Fund Manager Sign-off:
-------------------------------------------------------------------------------------------------------

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Appendix 6: Reputational Risk Analysis Desk Guide

REPUTATIONAL RISK QUESTIONS

--------------------------------------------------------------------------------
1. BUSINESS PURPOSE/ECONOMIC SUBSTANCE OF THE TRANSACTION
--------------------------------------------------------------------------------
o Could the transaction be viewed as having no valid business purpose or economic substance?

o Was the transaction designed primarily to achieve a financial reporting or tax effect (i. e. , to exploit accounting, regulatory or tax guidelines)?

o Are we aware of any facts that would lead to concerns about how the client will account for or disclose the transaction?

o    Are HGI and client accounting treatments inconsistent?

o Are there any unusual profits or losses, or is compensation disproportionate to the services provided or to the risks assumed by HGI?

o    Have any HGI competitors refused to proceed with this transaction?
--------------------------------------------------------------------------------
2.  TERMS AND NATURE OF THE TRANSACTION
--------------------------------------------------------------------------------
o Does a potentially circular transfer of risk exist, either between HGI and the client or between the client and another related party?

o Are there any non-standard terms, or terms inconsistent with market norms (for example: unusual time horizon, unusual profit/risk allocation)?

o Are there elements of the transaction that cannot be processed using existing operational systems?
--------------------------------------------------------------------------------
3.  LEGAL/REGULATORY/TAX TREATMENT
--------------------------------------------------------------------------------
o Are there any non-standard legal agreements, including any undocumented agreements?

o    Does the transaction raise any actual or potential conflicts of interest?

o Is this the type of transaction that is currently under heightened scrutiny by the regulators?

o Does the transaction have an impact on the relationship between Harvest Group and fiscal (tax) authorities?
--------------------------------------------------------------------------------
4.  SOCIAL RESPONSIBILITY ISSUES
--------------------------------------------------------------------------------
o Could this transaction be viewed by some as promoting activities considered contrary to the "public good"?

o Does this transaction pose any significant environmental, health or safety risks?
--------------------------------------------------------------------------------


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--------------------------------------------------------------------------------
5.  CLIENT PROFILE ISSUES
--------------------------------------------------------------------------------
o Does the transaction involve a client that some might view as questionable or controversial, as located in a high-risk jurisdiction, or as having any objectionable human resource, labor or corporate governance practices?

o Is there any negative market intelligence relating to this client, the client's management team or principals (particularly, if the client's reputation depends on the reputation of its management team or principals), or any additional parties linked to the client?

o Are there any significant lawsuits pending or recently settled involving the client?
--------------------------------------------------------------------------------



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